Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Visa Inc.:

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-4 of our report dated August 20, 2007, with respect to the balance sheet of Visa Inc. as of June 30, 2007, included in the proxy statement-prospectus, which is part of this Registration Statement, and to the reference to our firm under the heading “Experts” in the proxy statement-prospectus.

/s/ KPMG LLP

San Francisco, California

August 29, 2007